Exhibit 99.1

NEOTHETICS REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

SAN DIEGO, May 14, 2015 — Neothetics, Inc. (NASDAQ: NEOT), a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market, today reported financial results for the first quarter 2015.

First Quarter 2015 and Recent Corporate Highlights

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Neothetics initiated its pivotal U.S. Phase 3 trials titled AbCONTOUR1 and AbCONTOUR2 of LIPO-202, the first non-invasive injectable drug candidate for abdominal contouring. AbCONTOUR1 and AbCONTOUR2 are randomized, double-blind, placebo-controlled Phase 3 trials designed to assess the efficacy, safety and tolerability of LIPO-202 (total weekly dose of 0.40 mcg for eight weeks) for the reduction of central abdominal bulging due to subcutaneous fat in non-obese subjects. The trials will enroll a total of 1,600 subjects to be randomized 1:1 to LIPO-202 or placebo. The trials will be conducted at approximately 80 sites across the U.S.

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Neothetics initiated an open-label study, LIPO-202-CL-22, to evaluate the safety of multiple courses of treatment of LIPO-202 for the reduction of central abdominal bulging. This is a supplemental study that Neothetics expects to submit to the U.S. Food and Drug Administration as part of the company's New Drug Application (NDA) package for LIPO-202.

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Neothetics established a Corporate Advisory Board composed of leading plastic surgeons, dermatologists and other physicians. The advisory board will provide expertise regarding research, product development, regulatory affairs and product positioning as the company develops its lead compound, LIPO-202.

“We continue to advance development of our product candidate, LIPO-202, for the reduction of central abdominal bulging,” said George Mahaffey, president and chief executive officer of Neothetics. “We are focused on providing a non-invasive, safe and effective alternative for the high-growth body contouring market.”

First Quarter 2015 Financial Results

Cash and cash equivalents were $70.7 million as of March 31, 2015 compared to $75.9 million as of the preceding quarter ended December 31, 2014. Based on current operating assumptions, Neothetics believes its existing cash and cash equivalents will allow it to fund completion of its LIPO-202 Phase 3 pivotal trials and related studies in support of the company’s NDA filing.

Research and development expenses for the first quarter of 2015 were $4.7 million, compared to $1.4 million for the same quarter in 2014. The increase in first quarter 2015 R&D primarily reflects expenses related to the planning and initiation of the Phase 3 LIPO-202 AbCONTOUR1 and AbCONTOUR2 clinical trials, as well as the retreatment study LIPO-202-CL-22.

General and administrative expenses for the first quarter of 2015 were $1.9 million, compared to $1.1 million for the same quarter in 2014. The increase in general and administrative expenses in 2015 compared to the first quarter of the prior year is primarily attributable to general legal fees, insurance, and investor and public relations activities increasing as a result of becoming a public company, as well as the hiring of additional personnel.

Net loss for the first quarter of 2015 was $6.9 million, or $0.50 basic and diluted net loss per share, compared to net loss of $1.6 million, or $3.00 basic and diluted net loss per share, for the same period in 2014.

About LIPO-202

LIPO-202 is an injectable formulation of salmeterol xinafoate, a well-known long-acting ß2-adrenergic receptor agonist used in several FDA-approved drugs, including ADVAIR® for asthma. Neothetics’ studies suggest that salmeterol xinafoate also activates ß2-adrenergic receptors on fat cells, triggering the breakdown of triglycerides stored in the cells, causing them to shrink by means of a natural process called lipolysis. LIPO-202 is being developed as a non-surgical, convenient method to reduce non-obese individuals’ central abdominal bulging due to subcutaneous fat.

About Neothetics, Inc.

Neothetics is a clinical-stage specialty pharmaceutical company developing therapeutics for the aesthetic market. The lead product candidate, LIPO-202, is for the reduction of subcutaneous fat in the central abdomen in non-obese patients, an indication for which there is no FDA-approved drug. If approved, LIPO-202 may be a best-in-class non-surgical, non-ablative procedure and first-in-class injectable formulation for localized fat reduction and body contouring. For more information on Neothetics, please visit www.neothetics.com.

Neothetics, LIPO-202, LIPO-102 and the Neothetics logo are trademarks or registered trademarks of Neothetics, Inc.  Other names and brands may be claimed as the property of others.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Neothetics’ plans to research, develop and commercialize LIPO-202 and other product candidates, as well as expected timing for reporting results from clinical trials. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Neothetics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials and obtaining regulatory approval to commercialize LIPO-202 and other product candidates, product development activities, the need to raise additional funding when needed in order to conduct our business, the degree of market acceptance of LIPO-202 by physicians, patients and others in the medical community, our reliance on third parties, including third party suppliers for manufacturing and distribution of products, regulatory developments in the United States and foreign countries, Neothetics’ ability to obtain and maintain intellectual property protection for LIPO-202 and its product candidates, competition in the aesthetics industry and other market conditions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neothetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Neothetics’ Form 10-K, dated March 26, 2015.

Neothetics, Inc.
Condensed Statements of Operations
(Unaudited)
	Three Months Ended March 31,
	2015	2014
Expenses:
Research and development	$ 4,700,668	$ 1,383,438
General and administrative	1,937,321	1,101,530
Total operating expenses	6,637,989	2,484,968
Loss from operations	(6,637,989)	(2,484,968)
Interest income	7,455	908
Interest expense	(271,846)	(4,186)
Gain on change in fair value of preferred stock warrants	-	886,008
Net loss	$ (6,902,380)	$ (1,602,238)
Net loss per common share, basic and diluted	$ (0.50)	$ (3.00)
Weighted average shares used to compute basic and diluted net loss per share	13,671,311	533,544

Neothetics, Inc.
Condensed Balance Sheets
(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$ 70,717,991	$ 75,947,516
Prepaid expenses and other current assets	761,578	925,773
Total current assets	71,479,569	76,873,289

Restricted cash	200,000	-
Property and equipment, net	240,996	24,809
Total assets	$ 71,920,565	$ 76,898,098
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$ 1,897,627	$ 997,269
Accrued expenses	1,590,877	912,320
Long-term debt, current portion	487,738	—
Total current liabilities	3,976,242	1,909,589
Long-term debt, net of current portion	9,300,188	9,741,080
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 13,671,311 shares issued and outstanding	1,366	1,366
Additional paid-in capital	135,219,861	134,920,775
Accumulated deficit	(76,577,092)	(69,674,712)
Total stockholders’ equity	58,644,135	65,247,429
Total liabilities and stockholders’ equity	$ 71,920,565	$ 76,898,098

COMPANY CONTACT:

Susan A. Knudson

Chief Financial Officer

858-750-1008

sknudson@neothetics.com

INVESTOR CONTACT:

Fara Berkowitz, PharmD

Investor Relations and Corporate Strategy

fberkowitz@neothetics.com

MEDIA CONTACT:

Margaux Stack-Babich

Canale Communications

619-849-5385

margaux@canalecomm.com